EXHIBIT 21.1

                                  SUBSIDIARIES

As of July 11, 2008, the following were the Registrant's significant operating subsidiaries:


Name:   Global Hotline, Inc.

Country of Organization:   Japan

Percent Ownership by Registrant:   100.0% by IA Global, Inc.



Name:   Global Hotline, Inc. Philippines

Country of Organization:   Philippines

Percent Ownership by Registrant:   100.0% by IA Global, Inc.



Name:   IA Global Japan Co Ltd

Country of Organization:   Japan

Percent Ownership by Registrant:   100.0% by IA Global, Inc.



Name:   Inforidge Co Ltd

Country of Organization:   Japan

Percent Ownership by Registrant:   100.0% by Global Hotline, Inc.



Name:   IA Partners Co Ltd

Country of Organization:   Japan

Percent Ownership by Registrant:   100.0% by Global Hotline, Inc.



Name:   SG Telecom, Inc.

Country of Organization:   Japan

Percent Ownership by Registrant:   100.0% by Global Hotline, Inc.